EXHIBIT 99.1

[Kindred Logo appears here]

Contact:	Richard A. Lechleiter
Senior Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE ANNOUNCES THIRD QUARTER RESULTS

Fiscal 2004 Earnings Guidance Reaffirmed

Company Repays All Outstanding Revolving Credit Debt in the Quarter

LOUISVILLE, Ky. (November 3, 2004) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced its operating results for the third quarter ended September 30, 2004. Share and per share data for all periods presented have been adjusted retroactively to reflect the 2-for-1 stock split that took effect in May 2004.

All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Continuing Operations – Third Quarter

Revenues for the third quarter of 2004 rose 7% to $890 million compared to $829 million in the year-earlier period. Net income from continuing operations totaled $18.4 million or $0.44 per diluted share for the third quarter of 2004 compared to $19.1 million or $0.54 per diluted share in the third quarter last year.

Operating results in the third quarter of 2004 included certain items that, in the aggregate, reduced net income by approximately $1.1 million or $0.02 per diluted share. Hospital operating results included pretax income of $1.6 million ($1 million net of income taxes) related to settlements of prior year Medicare cost reports. Corporate overhead for the quarter included a pretax charge of $3.4 million ($2.1 million net of income taxes) related to a terminated pension plan.

Operating results in the third quarter of 2003 included certain items that, in the aggregate, increased net income by approximately $9.9 million or $0.28 per diluted share. Hospital operating results included pretax income of $10 million ($6.1 million net of income taxes) related to settlements of prior year Medicare cost reports. Hospital operating results also included favorable Medicare reimbursement adjustments of approximately $3.8 million ($2.3 million net of income taxes) that resulted from the conversion to the Medicare prospective payment system on September 1, 2003. Interest expense for the quarter included a pretax gain of $2.4 million ($1.5 million net of income taxes) resulting from prepayments of long-term debt.

During the third quarter of 2004, the Company continued to make progress in stabilizing its professional liability costs. These costs aggregated $18.8 million in the third quarter of 2004 compared to $20.7 million in the third quarter of 2003 and $20.2 million in the second quarter of 2004.

The Company also reported that it repaid $80 million of its revolving credit borrowings in the third quarter of 2004. There were no outstanding revolving credit borrowings at September 30, 2004. For the nine months ended September 30, 2004, the Company has reduced its long-term debt by approximately $104 million.

Continuing Operations – Nine Month Period

For the nine months ended September 30, 2004, revenues increased 9% to $2.6 billion from $2.4 billion in the same period last year. Net income from continuing operations totaled $59.8 million or $1.41 per diluted share for the nine months ended September 30, 2004 compared to $36.7 million or $1.05 per diluted share in the first nine months of 2003.

Operating results for the first nine months of 2004 included certain items that, in the aggregate, increased net income by approximately $4.4 million or $0.10 per diluted share. In addition to the items reported for the third quarter, these items related primarily to settlements of prior year hospital Medicare cost reports, a retroactive nursing center Medicaid rate increase related to a prior year and a loss on the refinancing of the Company’s long-term debt.

Operating results for the first nine months of 2003 included certain items that, in the aggregate, increased net income by approximately $5 million or $0.14 per diluted share. In addition to the items reported for the third quarter, the Company recorded additional professional liability costs in the first quarter of 2003 related to a prior year.

Company Reaffirms 2004 Earnings Guidance

The Company reaffirmed its previous fiscal 2004 earnings expectations for its continuing operations. Revenues for 2004 are expected to approximate $3.6 billion. Operating income, or earnings before interest, income taxes, depreciation and rents, is expected to range from $496 million to $501 million. Professional liability costs for 2004 are expected to range from $80 million to $85 million, while depreciation and net interest costs for 2004 are expected to approximate $98 million. Net income from continuing operations is expected to range from $80 million to $83 million, or $1.89 to $1.95 per diluted share (based upon diluted shares of 42.3 million). For 2003, the Company reported revenues of $3.3 billion, operating income of $428 million and net income from continuing operations of $52.8 million or $1.51 per diluted share (based upon diluted shares of 35 million).

For the fourth quarter of 2004, revenues are expected to range from $900 million to $925 million while operating income is expected to range from $125 million to $130 million. Net income from continuing operations is expected to range from $20 million to $23 million, or $0.48 to $0.54 per diluted share (based upon diluted shares of 42.3 million). For the fourth quarter of 2003, the Company reported revenues of $823 million, operating income of $114 million and net income from continuing operations of $16.1 million or $0.40 per diluted share (based upon diluted shares of 40.7 million).

In addition to the risk factors set forth under “Forward Looking Statements,” the Company’s 2004 earnings guidance assumes the continued stabilization of professional liability costs and the successful completion of its development plans for additional hospitals and institutional pharmacy locations and the related start-up losses associated with these new projects. Fiscal 2004 earnings estimates also assume continued progress in the Company’s transition of its long-term acute care hospitals to the Medicare prospective payment system. Management also expects that there will be continued pressure on non-government hospital payment rates as it continues to implement its care management programs for all patients and length of stay declines.

Management Commentary

Kindred President and Chief Executive Officer Paul J. Diaz commented, “Our solid operating performance during the past three quarters reflects our continued commitment to delivering consistent and predictable operating results for our patients, employees and shareholders. At the same time, we continue to execute our strategic development plans.”

Mr. Diaz further commented, “We made progress on several fronts during the third quarter. In our hospital division, our successful transition to the Medicare prospective payment system continues. We reported same-store admissions growth of 5% compared to the third quarter last year while continuing to improve our operating efficiencies and reduce length of stay compared to last year. Additionally, we initiated a new service arrangement effective July 1 under which our KPS pharmacy division and Peoplefirst Rehabilitation division began to operate most of our hospital pharmacy and rehabilitation therapy departments. In our health services division, while we experienced some softness in our Medicare volumes during the quarter, our continued focus on quality and customer service contributed to more stable operating results and improving professional liability cost trends. Our Peoplefirst Rehabilitation division reported significant improvement in therapist recruitment in the third quarter, adding over 400 therapists while at the same time improving our employee retention. Over time, we expect to see improved productivity in this division as we overcome the initial training and educational expense associated with the large number of new hires. Finally, our KPS customer base continues to grow, with total licensed beds at September 30 up over 13% from a year ago and revenues in the quarter increasing 44% compared to last year.”

Further commenting on the new service lines in KPS and Peoplefirst Rehabilitation, Mr. Diaz noted, “The transition of personnel and information systems on July 1 was well executed in our hospitals. KPS and Peoplefirst Rehabilitation add clinical and human resource expertise to our hospital pharmacy and rehabilitation departments, which in turn should support our hospital admissions growth, improve patient care and better manage costs under the Medicare prospective payment system. The establishment of this infrastructure also will allow KPS and Peoplefirst Rehabilitation, over time, to service additional third party hospital customers and expand these businesses.”

With respect to the Company’s development activities, Mr. Diaz noted, “During the third quarter, we opened a free-standing hospital in Dayton, Ohio (67 beds) as well as three hospital-in-hospital facilities in St. Louis (38 beds), Las Vegas (40 beds) and Rahway, New Jersey (28 beds). During the past twelve months, we have opened or acquired ten hospitals with over 500 beds, expanding our capacity by approximately 10%. In addition, we added a new institutional pharmacy location in New Hampshire during the third quarter, and we expect further development activities over the next several months.”

Commenting on the Company’s liquidity and financial position, Mr. Diaz noted, “We reported another quarter of strong operating cash flows as we continued to improve our accounts receivable collections and cash management operations. In addition, we repaid all $80 million of our outstanding revolving credit borrowings during the third quarter. Since April 2001, the Company has repaid over $360 million of long-term debt. Our operating cash flows and the available capacity under our $300 million revolving credit agreement provide the necessary financial flexibility to execute our strategic growth plan of adding new hospitals and institutional pharmacies to our portfolio.”

Discontinued Operations

During the third quarter of 2004, the Company purchased for resale three leased nursing centers and realized a net loss of $7.5 million. Two of the three nursing centers were sold in the third quarter. In addition, the Company allowed leases on three other nursing centers to expire during the first nine months of 2004. For accounting purposes, the operating results of these facilities and losses associated with the divestiture of these businesses have been reclassified as discontinued operations in the consolidated statement of operations for all periods presented.

The Company reported net income from discontinued operations of $4.7 million or $0.11 per diluted share in the third quarter of 2004 compared to a net loss of $6.6 million or $0.19 per diluted share in the same period last year. Net income from discontinued operations in the third quarter of 2004 included a favorable pretax adjustment of $11 million ($6.8 million net of income taxes) resulting from a change in estimate for professional liability reserves related to the Company’s former nursing centers in Florida and Texas. For the nine months ended September 30, 2004, the Company reported breakeven results for its discontinued operations compared to a net loss of $44.7 million or $1.28 per diluted share in the same period last year.

Net losses on the divestiture of discontinued operations totaled $7.5 million or $0.18 per diluted share in the third quarter of 2004 compared to a loss of $0.8 million or $0.02 per diluted share in the third quarter of 2003. For the nine months ended September 30, 2004, net losses on the divestiture of discontinued operations totaled $8.6 million or $0.20 per diluted share compared to $36.8 million or $1.06 per diluted share in the first nine months of 2003. At September 30, 2004, the Company held six properties available for sale with an estimated net realizable value of approximately $10 million.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas, Inc. (NYSE:VTR); (b) the Company’s ability to meet its rental and debt service obligations; (c) adverse developments with respect to the Company’s results of operations or liquidity; (d) the Company’s ability to attract and retain key executives and other healthcare personnel; (e) increased operating costs due to shortages in qualified nurses and other healthcare personnel; (f) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (g) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, and changes arising from the Medicare prospective payment system for long-term acute care hospitals and the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and potential changes in nursing center Medicare reimbursement resulting from revised resource utilization grouping payments; (h) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (i) the Company’s ability to control costs, including labor and employee benefit costs; (j) the Company’s ability to comply with the terms of its Corporate Integrity Agreement; (k) the Company’s ability to successfully pursue its development activities and integrate operations of new facilities; (l) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (m) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; and (n) the Company’s ability to successfully dispose of unprofitable facilities. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Kindred Healthcare, Inc. is a national healthcare services company operating hospitals, nursing centers, institutional pharmacies and a contract rehabilitation services business.

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Revenues	$889,435	$828,831	$2,643,783	$2,429,429

Income from continuing operations	$18,422	$19,110	$59,766	$36,704
Discontinued operations, net of income taxes:
Income (loss) from operations	4,703	(6,576)	31	(44,705)
Loss on divestiture of operations	(7,557)	(827)	(8,620)	(36,846)

Net income (loss)	$15,568	$11,707	$51,177	$(44,847)

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.51	$0.55	$1.68	$1.05
Discontinued operations:
Income (loss) from operations	0.13	(0.19)	—	(1.28)
Loss on divestiture of operations	(0.21)	(0.02)	(0.24)	(1.06)

Net income (loss)	$0.43	$0.34	$1.44	$(1.29)

Diluted:
Income from continuing operations	$0.44	$0.54	$1.41	$1.05
Discontinued operations:
Income (loss) from operations	0.11	(0.19)	—	(1.28)
Loss on divestiture of operations	(0.18)	(0.02)	(0.20)	(1.06)

Net income (loss)	$0.37	$0.33	$1.21	$(1.29)

Shares used in computing earnings (loss) per common share:
Basic	35,939	34,885	35,631	34,818
Diluted	42,293	35,143	42,322	34,853

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Revenues	$889,435	$828,831	$2,643,783	$2,429,429

Salaries, wages and benefits	499,436	463,027	1,476,003	1,374,216
Supplies	122,151	107,152	358,516	314,688
Rent	66,805	64,248	196,262	190,495
Other operating expenses	146,452	142,381	438,442	426,021
Depreciation	23,176	20,065	67,401	58,616
Interest expense	2,535	1,054	10,905	6,934
Investment income	(1,605)	(1,333)	(4,649)	(4,644)

	858,950	796,594	2,542,880	2,366,326

Income from continuing operations before reorganization items and income taxes	30,485	32,237	100,903	63,103
Reorganization items	—	—	(304)	—

Income from continuing operations before income taxes	30,485	32,237	101,207	63,103
Provision for income taxes	12,063	13,127	41,441	26,399

Income from continuing operations	18,422	19,110	59,766	36,704
Discontinued operations, net of income taxes:
Income (loss) from operations	4,703	(6,576)	31	(44,705)
Loss on divestiture of operations	(7,557)	(827)	(8,620)	(36,846)

Net income (loss)	$15,568	$11,707	$51,177	$(44,847)

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.51	$0.55	$1.68	$1.05
Discontinued operations:
Income (loss) from operations	0.13	(0.19)	—	(1.28)
Loss on divestiture of operations	(0.21)	(0.02)	(0.24)	(1.06)

Net income (loss)	$0.43	$0.34	$1.44	$(1.29)

Diluted:
Income from continuing operations	$0.44	$0.54	$1.41	$1.05
Discontinued operations:
Income (loss) from operations	0.11	(0.19)	—	(1.28)
Loss on divestiture of operations	(0.18)	(0.02)	(0.20)	(1.06)

Net income (loss)	$0.37	$0.33	$1.21	$(1.29)

Shares used in computing earnings (loss) per common share:
Basic	35,939	34,885	35,631	34,818
Diluted	42,293	35,143	42,322	34,853

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$29,739	$66,524
Cash – restricted	6,055	7,339
Insurance subsidiary investments	222,989	146,325
Accounts receivable less allowance for loss	434,279	429,304
Inventories	33,068	29,984
Deferred tax assets	88,764	89,836
Assets held for sale	9,637	27,400
Other	38,040	46,375

	862,571	843,087

Property and equipment	730,166	671,850
Accumulated depreciation	(256,821)	(193,310)

	473,345	478,540

Goodwill	30,928	31,417
Insurance subsidiary investments	47,497	74,618
Deferred tax assets	109,123	92,093
Other	58,099	65,659

	$1,581,563	$1,585,414

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$107,510	$119,087
Salaries, wages and other compensation	232,854	214,113
Due to third party payors	20,869	31,406
Professional liability risks	78,176	83,725
Other accrued liabilities	79,266	88,333
Income taxes	62,531	36,684
Long-term debt due within one year	5,159	4,532

	586,365	577,880

Long-term debt	34,596	139,397
Professional liability risks	215,573	212,013
Deferred credits and other liabilities	61,426	58,559

Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 37,096 shares – September 30, 2004 and 36,340 shares – December 31, 2003	9,274	9,085
Capital in excess of par value	621,606	585,394
Deferred compensation	(9,379)	(8,040)
Accumulated other comprehensive income	147	348
Retained earnings	61,955	10,778

	683,603	597,565

	$1,581,563	$1,585,414

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Cash flows from operating activities:
Net income (loss)	$15,568	$11,707	$51,177	$(44,847)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	23,192	20,947	67,851	61,556
Amortization of deferred compensation costs	1,919	1,643	5,197	3,880
Provision for doubtful accounts	4,554	6,265	17,804	19,231
Loss on divestiture of discontinued operations	7,557	827	8,620	36,846
Reorganization items	—	—	(304)	—
Other	(59)	(393)	4,879	1,023
Change in operating assets and liabilities:
Accounts receivable	(8,029)	(58,630)	(23,086)	(47,573)
Inventories and other assets	8,688	9,471	3,441	16,277
Accounts payable	271	(4,581)	(4,538)	(6,377)
Income taxes	14,815	8,202	38,550	(4,514)
Due to third party payors	4,997	(295)	(10,537)	6,360
Other accrued liabilities	8,328	(6,560)	14,809	69,606

Net cash provided by (used in) operating activities	81,801	(11,397)	173,863	111,468

Cash flows from investing activities:
Purchase of property and equipment	(22,390)	(20,823)	(57,928)	(48,865)
Acquisition of healthcare facilities	(11,814)	—	(20,160)	(63,795)
Sale of assets	17,674	59,215	24,558	66,874
Surety bond deposits	—	—	4,402	—
Purchase of insurance subsidiary investments	(24,236)	(27,233)	(38,779)	(146,254)
Sale of insurance subsidiary investments	15,297	20,263	29,178	46,773
Net change in insurance subsidiary cash and cash equivalents	(4,727)	12,704	(39,942)	4,548
Net change in other investments	–	(447)	4,405	(2,487)
Other	(340)	512	34	(1,523)

Net cash provided by (used in) investing activities	(30,536)	44,191	(94,232)	(144,729)

Cash flows from financing activities:
Net change in revolving credit borrowings	(80,000)	—	—	—
Repayment of long-term debt	(1,167)	(60,982)	(103,814)	(61,210)
Payment of deferred financing costs	(693)	—	(4,048)	(2,872)
Issuance of common stock	3,847	—	7,363	—
Other	(8,582)	(9,990)	(15,917)	(14,768)

Net cash used in financing activities	(86,595)	(70,972)	(116,416)	(78,850)

Change in cash and cash equivalents	(35,330)	(38,178)	(36,785)	(112,111)
Cash and cash equivalents at beginning of period	65,069	170,137	66,524	244,070

Cash and cash equivalents at end of period	$29,739	$131,959	$29,739	$131,959

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2003 Quarters				2004 Quarters
	First	Second	Third	Fourth	First	Second	Third
Revenues	$794,494	$806,104	$828,831	$822,535	$863,314	$891,034	$889,435

Salaries, wages and benefits	454,892	456,297	463,027	467,244	487,048	489,519	499,436
Supplies	103,676	103,860	107,152	112,708	116,248	120,117	122,151
Rent	62,554	63,693	64,248	63,699	63,975	65,482	66,805
Other operating expenses	144,529	139,111	142,381	129,556	143,490	148,500	146,452
Depreciation	18,944	19,607	20,065	20,997	21,768	22,457	23,176
Interest expense	2,888	2,992	1,054	3,388	3,656	4,714	2,535
Investment income	(1,635)	(1,676)	(1,333)	(1,491)	(1,218)	(1,826)	(1,605)

	785,848	783,884	796,594	796,101	834,967	848,963	858,950

Income from continuing operations before reorganization items and income taxes	8,646	22,220	32,237	26,434	28,347	42,071	30,485
Reorganization items	—	—	—	(1,010)	—	(304)	—

Income from continuing operations before income taxes	8,646	22,220	32,237	27,444	28,347	42,375	30,485
Provision for income taxes	5,036	8,236	13,127	11,349	11,926	17,452	12,063

Income from continuing operations	3,610	13,984	19,110	16,095	16,421	24,923	18,422
Discontinued operations, net of income taxes:
Income (loss) from operations	(16,734)	(21,395)	(6,576)	(4,017)	(2,581)	(2,091)	4,703
Loss on divestiture of operations	—	(36,019)	(827)	(42,567)	—	(1,063)	(7,557)

Net income (loss)	$(13,124)	$(43,430)	$11,707	$(30,489)	$13,840	$21,769	$15,568

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.10	$0.40	$0.55	$0.46	$0.46	$0.70	$0.51
Discontinued operations:
Income (loss) from operations	(0.48)	(0.61)	(0.19)	(0.12)	(0.07)	(0.06)	0.13
Loss on divestiture of operations	—	(1.04)	(0.02)	(1.21)	—	(0.03)	(0.21)

Net income (loss)	$(0.38)	$(1.25)	$0.34	$(0.87)	$0.39	$0.61	$0.43

Diluted:
Income from continuing operations	$0.10	$0.40	$0.54	$0.40	$0.38	$0.60	$0.44
Discontinued operations:
Income (loss) from operations	(0.48)	(0.61)	(0.19)	(0.10)	(0.06)	(0.05)	0.11
Loss on divestiture of operations	—	(1.04)	(0.02)	(1.05)	—	(0.03)	(0.18)

Net income (loss)	$(0.38)	$(1.25)	$0.33	$(0.75)	$0.32	$0.52	$0.37

Shares used in computing earnings (loss) per common share:
Basic	34,755	34,813	34,885	35,062	35,414	35,536	35,939
Diluted	34,767	34,828	35,143	40,685	42,721	41,913	42,293

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2003 Quarters				2004 Quarters
	First	Second	Third	Fourth	First	Second	Third
Revenues:
Hospital division	$331,862	$338,360	$341,368	$325,619	$348,648	$355,312	$356,260
Health services division (a)	402,917	408,768	423,481	424,790	435,998	452,820	449,674
Rehabilitation division (a)	8,502	8,795	12,065	14,121	52,699	52,588	61,157	(b)
Pharmacy division	66,126	64,850	67,075	74,382	79,746	84,346	96,591	(b)

	809,407	820,773	843,989	838,912	917,091	945,066	963,682
Eliminations:
Rehabilitation (a)	—	—	—	—	(36,023)	(36,579)	(46,779	)(b)
Pharmacy	(14,913)	(14,669)	(15,158)	(16,377)	(17,754)	(17,453)	(27,468	)(b)

	(14,913)	(14,669)	(15,158)	(16,377)	(53,777)	(54,032)	(74,247)

	$794,494	$806,104	$828,831	$822,535	$863,314	$891,034	$889,435

Income from continuing operations:
Operating income (loss):
Hospital division	$70,538	$75,455	$87,171	$73,702	$80,066	$86,483	$79,616	(b)
Health services division (a)	44,436	57,759	55,361	64,565	48,945	63,001	57,978
Rehabilitation division (a)	(959)	(750)	261	(315)	8,519	7,265	7,737	(b)
Pharmacy division	6,702	6,133	6,150	7,508	7,609	7,729	10,853	(b)
Corporate:
Overhead	(26,713)	(28,354)	(28,670)	(28,898)	(26,834)	(30,356)	(33,028)
Insurance subsidiary	(2,607)	(3,407)	(4,002)	(3,535)	(1,777)	(1,224)	(1,760)

	(29,320)	(31,761)	(32,672)	(32,433)	(28,611)	(31,580)	(34,788)

	91,397	106,836	116,271	113,027	116,528	132,898	121,396
Reorganization items	—	—	—	1,010	—	304	—

Operating income	91,397	106,836	116,271	114,037	116,528	133,202	121,396
Rent	(62,554)	(63,693)	(64,248)	(63,699)	(63,975)	(65,482)	(66,805)
Depreciation	(18,944)	(19,607)	(20,065)	(20,997)	(21,768)	(22,457)	(23,176)
Interest, net	(1,253)	(1,316)	279	(1,897)	(2,438)	(2,888)	(930)

Income from continuing operations before income taxes	8,646	22,220	32,237	27,444	28,347	42,375	30,485
Provision for income taxes	5,036	8,236	13,127	11,349	11,926	17,452	12,063

	$3,610	$13,984	$19,110	$16,095	$16,421	$24,923	$18,422

(a)	Financial data presented for periods prior to January 1, 2004 have not been restated to reflect the new rehabilitation business alignment.
(b)	Effective July 1, 2004, the rehabilitation division and pharmacy division began providing services to the Company’s hospital division. Revenues in the third quarter of 2004 associated with these new arrangements aggregated $10.3 million in the rehabilitation division and $9.4 million in the pharmacy division. These new arrangements reduced hospital division operating income by approximately $4.3 million while increasing rehabilitation division operating income by approximately $1.4 million and pharmacy division operating income by approximately $2.1 million.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

(In thousands)

	2003 Quarters				2004 Quarters
	First	Second	Third	Fourth	First	Second	Third
Rent:
Hospital division	$23,284	$23,706	$23,441	$22,753	$22,844	$23,529	$24,262
Health services division (a)	38,507	39,286	39,924	39,999	39,799	40,398	40,923
Rehabilitation division (a)	69	95	123	185	611	708	747
Pharmacy division	630	547	698	703	662	790	812
Corporate	64	59	62	59	59	57	61

	$62,554	$63,693	$64,248	$63,699	$63,975	$65,482	$66,805

Depreciation:
Hospital division	$7,054	$7,450	$7,684	$8,257	$8,464	$8,712	$9,139
Health services division (a)	6,122	6,249	6,346	6,409	6,615	6,796	6,901
Rehabilitation division (a)	16	20	22	25	33	37	38
Pharmacy division	517	539	561	560	530	583	603
Corporate	5,235	5,349	5,452	5,746	6,126	6,329	6,495

	$18,944	$19,607	$20,065	$20,997	$21,768	$22,457	$23,176

Capital expenditures, excluding acquisitions (including discontinued operations):
Hospital division	$2,822	$4,133	$5,773	$13,388	$5,406	$5,177	$8,867
Health services division (a)	3,222	6,375	9,768	9,804	8,450	6,487	7,074
Rehabilitation division (a)	51	47	35	11	47	56	19
Pharmacy division	616	522	815	2,254	773	1,075	1,004
Corporate:
Information systems	3,207	5,992	4,071	8,223	2,651	4,033	4,251
Other	647	408	361	1,551	554	829	1,175

	$10,565	$17,477	$20,823	$35,231	$17,881	$17,657	$22,390

(a)	Financial data presented for periods prior to January 1, 2004 have not been restated to reflect the new rehabilitation business alignment.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2003 Quarters				2004 Quarters
	First	Second	Third	Fourth	First	Second	Third
Hospital data:
End of period data:
Number of hospitals	63	63	64	66	68	70	74
Number of licensed beds	5,076	5,098	5,129	5,219	5,323	5,474	5,647

Revenue mix % (a):
Medicare	60	59	62	63	66	64	63
Medicaid	8	8	7	8	7	8	8
Private and other	32	33	31	29	27	28	29

Admissions:
Medicare	6,612	6,346	6,053	6,681	6,900	6,816	6,675
Medicaid	648	604	670	661	715	820	796
Private and other	1,281	1,322	1,333	1,359	1,460	1,588	1,580

	8,541	8,272	8,056	8,701	9,075	9,224	9,051

Admissions mix %:
Medicare	77	77	75	77	76	74	74
Medicaid	8	7	8	7	8	9	9
Private and other	15	16	17	16	16	17	17

Patient days:
Medicare	216,266	214,116	193,069	191,904	207,052	201,580	191,383
Medicaid	31,764	32,470	31,362	29,488	27,754	29,293	30,504
Private and other	56,225	59,339	54,080	52,725	52,391	53,031	54,073

	304,255	305,925	278,511	274,117	287,197	283,904	275,960

Average length of stay:
Medicare	32.7	33.7	31.9	28.7	30.0	29.6	28.7
Medicaid	49.0	53.8	46.8	44.6	38.8	35.7	38.3
Private and other	43.9	44.9	40.6	38.8	35.9	33.4	34.2
Weighted average	35.6	37.0	34.6	31.5	31.6	30.8	30.5

Revenues per admission (a):
Medicare	$30,050	$31,594	$35,157	$30,987	$33,321	$33,397	$33,538
Medicaid	40,547	44,766	36,974	37,825	33,228	32,952	34,594
Private and other	83,449	83,830	77,860	68,870	65,054	63,384	66,366
Weighted average	38,855	40,904	42,374	37,423	38,419	38,520	39,361

Revenues per patient day (a):
Medicare	$919	$936	$1,102	$1,079	$1,110	$1,129	$1,170
Medicaid	827	833	790	848	856	922	903
Private and other	1,901	1,868	1,919	1,775	1,813	1,898	1,939
Weighted average	1,091	1,106	1,226	1,188	1,214	1,252	1,291

Medicare case mix index (discharged patients only)	N/A	N/A	N/A	1.20	1.26	1.25	1.21

Average daily census	3,381	3,362	3,027	2,980	3,156	3,120	3,000
Occupancy %	69.8	69.0	61.9	59.9	62.4	60.1	56.5

(a)	Includes income of $13.8 million in the third quarter of 2003, $2.2 million in the first quarter of 2004, $3.9 million in the second quarter of 2004 and $1.6 million in the third quarter of 2004 related to certain Medicare reimbursement issues.

N/A – not available.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2003 Quarters				2004 Quarters
	First	Second	Third	Fourth	First	Second		Third
Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	242	242	242	242	242	242		242
Managed	7	7	7	7	7	7		7

	249	249	249	249	249	249		249

Number of licensed beds:
Owned or leased	31,361	31,192	31,187	31,193	31,193	31,189		31,170
Managed	803	803	803	803	803	803		803

	32,164	31,995	31,990	31,996	31,996	31,992		31,973

Revenue mix %:
Medicare	33	33	32	33	36	33		32
Medicaid	48	48	50	48	46	49	(a)	50
Private and other	19	19	18	19	18	18		18

Patient days (excludes managed facilities):
Medicare	391,660	391,920	387,342	388,940	423,649	400,487		377,563
Medicaid	1,662,372	1,668,785	1,718,954	1,701,819	1,642,585	1,657,812		1,701,837
Private and other	400,130	408,909	411,864	413,876	396,408	399,321		404,823

	2,454,162	2,469,614	2,518,160	2,504,635	2,462,642	2,457,620		2,484,223

Patient day mix %:
Medicare	16	16	16	16	17	16		15
Medicaid	68	68	68	68	67	68		69
Private and other	16	16	16	16	16	16		16

Revenues per patient day:
Medicare	$338	$342	$344	$364	$373	$376		$386
Medicaid	117	118	123	120	121	134	(a)	132
Private and other	189	190	190	191	198	200		197
Weighted average	164	165	168	170	177	184		181

Average daily census	27,268	27,139	27,371	27,224	27,062	27,007		27,002
Occupancy %	86.6	86.2	87.4	86.9	86.4	86.3		86.2

Rehabilitation data:
Revenue mix %:
Company-operated	N/A	N/A	N/A	N/A	70	71		76
Non-affiliated	N/A	N/A	N/A	N/A	30	29		24

Pharmacy data:
Number of customer licensed beds
at end of period:
Company-operated	29,804	27,566	27,886	28,280	28,188	28,164		28,476
Non-affiliated	28,365	28,848	29,507	33,127	35,102	36,385		36,671

	58,169	56,414	57,393	61,407	63,290	64,549		65,147

(a)	Includes income of $8.7 million related to prior period North Carolina provider tax program revenues. Prior period provider tax expense of $2.8 million related to this program was recorded in other operating expenses.

N/A – not available.